UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2011

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Genta Incorporated, (the Company), held a Special Meeting of Stockholders on October 21, 2011. The stockholders voted on the following matters:

Proposal 1. To authorize our Board of Directors to effect up to two reverse stock splits of our outstanding Common Stock, with each reverse stock split having a ratio ranging from 1-for-2 up to 1-for-500, until December 31, 2012.

Stockholders provided authorization to our Board of Directors to effect up to two reverse stock splits of our outstanding shares as more than 50% of the outstanding shares of the Company were voted for this proposal.

For	292,476,805
Against	32,731,306
Abstain	941,100
Broker Non-votes	0

Proposal 2. To approve an amendment and restatement of our 2009 Stock Incentive Plan to change the number of shares of Common Stock authorized for issuance under our plan

Stockholders approved the amendment and restatement of the 2009 Stock Incentive Plan as a majority of the votes cast at the meeting were vote for this proposal.

For	169,911,653
Against	13,104,512
Abstain	42,337,675
Broker Non-votes	100,795,371

Item 8.01 Other Events.

The number of outstanding shares of Genta Incorporated common stock par value $0.001 as of the date of this filing is 778,665,559.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	October 21, 2011	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance